UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 10, 2008
ART TECHNOLOGY GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-26679 (Commission File Number)	04-3141918 (IRS Employer Identification No.)

One Main Street, Cambridge, Massachusetts (Address of Principal Executive Offices)	02142 (Zip Code)

Registrant’s telephone number, including area code: (617) 386-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (1) On March 10, 2008, our Board of Directors, upon the recommendation of the Compensation Committee, adopted a 2008 Executive Management Compensation Plan (the “Plan”) for our President and Chief Executive Officer (the “CEO”) for fiscal year 2008. Under this plan, we must achieve greater than fifty percent of the Adjusted Operating Profit goal for 2008 approved by our Board of Directors as part of our 2008 Annual Operating Plan before our CEO becomes eligible to receive any portion of the annual target bonus that is based on his individual bonus goals. The amount of the target bonus that will be paid out under the Plan depends on the percentage of each of the listed performance goals that is achieved in 2008. Each of the quantitative corporate goals has a minimum and maximum threshold, and a percentage of the aggregate annual target bonus is assigned to each goal. If the goals are exceeded, our CEO is eligible to receive a cash bonus in excess of the target payout.
     The Board of Directors also approved, at the recommendation of the Compensation Committee, the base salary and target bonus increases for 2008 for our CEO which are summarized in the attached exhibit 99.1.
     The above description of the Plan is qualified in its entirety by the plan summary, which is filed as exhibit 99.1 to this current report and incorporated herein by reference.
     (2) Additionally, on March 10, 2008, the Board of Directors, upon the recommendation of the Compensation Committee, approved amendments to our CEO’s Amended and Restated Employment Agreement, dated November 8, 2004, as amended (the “Employment Agreement”), regarding the Change of Control provisions which we anticipate will be completed and signed within approximately 30 days.
     Under the Change of Control provisions as amended, if our CEO’s employment is terminated without Cause or our CEO terminates his employment for Good Reason within eighteen months following such Change in Control:
•	we will pay to the CEO a lump sum cash payment equal to the CEO’s pro-rated full target bonus for that year (based upon the number of days elapsed in the year as of his or her termination date);

•	the continuation period during which the CEO will receive base salary and health benefits will be extended from twelve months to eighteen months and the CEO will receive his or her full target bonus for that period; and

•	we will provide the CEO with outplacement services.
     The foregoing description of the amendments to our CEO’s Employment Agreement, does not purport to be complete and is qualified in its entirety by reference to the complete text of the Employment Agreement, which we expect to file as an exhibit to a subsequent periodic report filed with the Securities and Exchange Commission.

Item 9.01	Financial Statement and Exhibits.
     (d) Exhibits

Number	Title
99.1	2008 Executive Management Compensation Plan (CEO only, as amended).

EXHIBIT INDEX

Number	Title
99.1	2008 Executive Management Compensation Plan (CEO only, as amended).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 12, 2008	ART TECHNOLOGY GROUP, INC.
	By:	/s/ Julie M.B. Bradley
Julie M.B. Bradley
Senior Vice President and Chief Financial Officer